UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2013, the board of directors (the “Board”) of Flotek Industries, Inc. (the “Company”) approved increasing the size of the Board from six directors to seven directors and unanimously appointed Ted D. Brown to serve as a director of the Company. Mr. Brown, 58, is Senior Vice President and Advisor to the CEO and President of Noble Energy, Inc. (NBL). Mr. Brown joined Noble Energy in 2005 in Noble Energy’s merger with Patina Oil and Gas. A lifelong oilman, he joined Amoco Production Company upon completion of his degree in mechanical engineering from the University of Wyoming. He has also worked in various capacities for Union Pacific Resources, Barrett Resources and Williams Companies.

In connection with Mr. Brown’s appointment to the Board, he will be compensated in accordance with the Company’s customary compensation practices for non-employee directors as disclosed on the Company’s Definitive Proxy Statement as filed with the SEC on April 10, 2013, including a grant of shares of restricted common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: November 18, 2013	By:	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer